UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 6, 2023

ALPINE IMMUNE SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37449	20-8969493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
188 East Blaine Street, Suite 200
Seattle, Washington 98102
(Address of principal executive offices, including zip code)
(206) 788-4545
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALPN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02. Results of Operations and Financial Condition.
On November 6, 2023, Alpine Immune Sciences, Inc. (the “Company”), announced preliminary unaudited financial highlights for the third quarter of 2023. Based upon preliminary estimates and information available to the Company as of the date of this Form 8-K:
•As of September 30, 2023, the Company had approximately $227.2 million in cash, cash equivalents, restricted cash and investments.
•For the three and nine months ended September 30, 2023, the Company expects operating expenses to be approximately $24.6 million and $73.8 million, respectively, compared to operating expenses of $22.2 million and $65.1 million during the three and nine months ended September 30, 2022, respectively.
The foregoing estimates as of and for the three and nine months ended September 30, 2023 are preliminary. The Company is in the process of finalizing the actual results of operations for the three and nine months ended September 30, 2023 and therefore final results are not yet available. These preliminary estimates are based solely upon information available to the Company as of the date of this Current Report on Form 8-K and our actual results may differ from these estimates due to the completion of our quarter-end closing procedures, final adjustments, review by our independent registered public accounting firm and developments that may arise between now and the time our financial results for the three and nine months ended September 30, 2023 are finalized. Additional information and disclosure would be required for a more complete understanding of the Company’s financial position and results of operations as of and for the three and nine months ended September 30, 2023. Investors should refer to the Company’s actual results included in its unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2023 once they become available.
The Company’s independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to these preliminary estimates and, accordingly, does not express an opinion or any other form of assurance about them.
The information furnished under this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our preliminary financial results as of and for the three and nine months ended September 30, 2023. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include the risk that our actual financial results for the three and nine months ended September 30, 2023 differ from the estimates presented in this Current Report on Form 8-K; as well as the other risks set forth in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. The Company disclaims any obligation to update these forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2023	ALPINE IMMUNE SCIENCES, INC.

	By:	/s/ Paul Rickey
	Name:	Paul Rickey
	Title:	Senior Vice President and Chief Financial Officer